UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 4, 2024
Date of Report (date of earliest event reported)

NovoCure Limited
(Exact name of registrant as specified in its charter)

Jersey	001-37565		98-1057807
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

No. 4 The Forum, Grenville Street	St. Helier	Jersey	JE2 4UF
(Address of Principal Executive Offices)			(Zip Code)
+44 (0) 15 3475 6700
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	NVCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02(e)    Compensatory Arrangements of Certain Officers

Frank Leonard Employment Agreement
Effective January 1, 2024, the Company appointed Frank Leonard, Executive Vice President and President, Novocure Oncology. In connection with his appointment, Mr. Leonard has entered into a new employment agreement with a subsidiary of the Company dated January 4, 2024 (the “Leonard Employment Agreement”), and effective January 1, 2024 replaces his existing employment agreement, dated as of May 3, 2023. Under the Leonard Employment Agreement, Mr. Leonard will receive an annual base salary of $525,000 per year. In addition, Mr. Leonard is eligible to receive a discretionary annual cash bonus having a target of 60% of his annual base salary based on achievement of performance goals set by Chief Executive Officer or the Board (or committee thereof) in their sole discretion, and further subject to his continued employment through the payment date.
Mr. Leonard is generally eligible to participate in Company’s 2015 Omnibus Incentive Plan as determined by the Board (or committee thereof). Further, Mr. Leonard is eligible to participate in the employee benefits generally provided to similarly-situated executive employees, subject to the satisfaction of any eligibility requirements.
Upon termination of Mr. Leonard’s employment by the Company without cause (but for reasons other than death or disability) or resignation by Mr. Leonard for good reason (each as defined in the Leonard Employment Agreement, a “Qualifying Termination”) prior to a change in control, subject to Mr. Leonard’s execution without revocation of a release of claims, he will be eligible to receive 75% of his annual base salary, payable in substantially equal installments in accordance with the Company’s payroll practices over a period of nine (9) months from the date of the Qualifying Termination.
Upon a Qualifying Termination within 12 months following a change in control, and subject to Mr. Leonard’s execution without revocation of a release of claims, Mr. Leonard will be eligible to receive an aggregate amount equal to 150% of his annual base salary plus target annual bonus, , payable in substantially equal installments in accordance with the Company’s payroll practices over a period of 18 months from the date of the Qualifying Termination. Additionally, any stock options or other equity awards held by Mr. Leonard will become fully vested on the date of such termination.

Pursuant to the Leonard Employment Agreement, Mr. Leonard is subject to perpetual non-disparagement covenants, as well as confidentiality, non-compete and employee, customer and supplier non-solicit covenants applicable during his employment and for nine months thereafter.
The foregoing description of the Leonard Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Leonard Employment Agreement, a copy of which is attached to this report as Exhibit 10.1.
There are no family relationships between Mr. Leonard and any director or executive officer of the Company. There are no relationships or related person transactions between Mr. Leonard and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Pritesh Shah Resignation as an Executive Officer and New Employment Agreement
Effective January 1, 2024, Pritesh Shah, Chief Growth Officer of the Company, resigned his position as an executive officer of the Company and agreed to become a Senior Advisor to the Chief Executive Officer, a non-executive position. In connection with his appointment, Mr. Shah has entered into a new employment agreement dated January 4, 2024 with a subsidiary of the Company (the “Shah Employment Agreement”), to replace his existing employment agreement, dated as of July 25, 2018. The Shah Employment Agreement is effective as of January 1, 2024 and terminates and his employment with the Company will end on June 30, 2025 (the "End Date"). Under the Shah Employment Agreement, Mr. Shah will receive an annual base salary of $500,000 per year through June 30, 2024 and $120,000 per year from July 1, 2024 through the remainder of the term. Mr. Shah will not be eligible to receive or participate in any cash-based bonus plan, program or arrangement and will not be eligible to participate in Company’s 2015 Omnibus Incentive Plan (or such other equity-based long-term incentive compensation plan, program or arrangement generally made available to similarly situated employees) (the "Plan"); however any existing grants will continue to vest in accordance with the terms of the Plan. Further, Mr. Shah is eligible to participate in other the employee benefits generally provided to similarly-situated non-executive employees, subject to the satisfaction of any eligibility requirements.
Upon termination of Mr. Shah’s employment by the Company without cause (but for reasons other than death or disability) or resignation by Mr. Shah for good reason (each as defined in the Shah Employment Agreement, a “Qualifying Termination”) within 12 months of a change in control, subject to Mr. Shah’s execution without revocation of a release of claims, he will be eligible to receive ) an aggregate amount equal to the product of (a) one hundred and fifty (150%) of his annual base salary and (b) a fraction equal to the number of days from the date of the Qualifying Termination through the End Date divided by 546 (the number of days from the Effective Date through the End Date), payable in substantially equal installments in accordance with the Company’s payroll practices over a period from the Qualifying Termination through the End Date. Additionally, any stock options or other equity awards held by Mr. Shah will become fully vested on the date of such termination.

Pursuant to the Shah Employment Agreement, Mr. Shah is subject to perpetual non-disparagement covenants, as well as confidentiality, non-compete and employee, customer and supplier non-solicit covenants applicable during his employment and for nine months thereafter.
The foregoing description of the Shah Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Shah Employment Agreement, a copy of which is attached to this report as Exhibit 10.2.
There are no family relationships between Mr. Shah and any director or executive officer of the Company. There are no relationships or related person transactions between Mr. Shah and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01     Regulation FD Disclosure

On January 4, 2024, NovoCure Limited (the "Company" or "Novocure"), issued a press release announcing the appointment of Dr. Nicholas Leupin, 50, as the Company's Chief Medical Officer. Dr. Leupin will oversee medical affairs, medical safety, and clinical development operations. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in item 7.01 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Leonard Employment Agreement#
10.2	Shah Employment Agreement#
99.1	Press Release of NovoCure Limited, dated January 4, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
#    Compensation plans and arrangements for executive officers and others.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovoCure Limited
(Registrant)

Date: January 4, 2023

By: /s/ Ashley Cordova
Name: Ashley Cordova
Title: Chief Financial Officer